Exhibit 99.1

Name and Address of Reporting Person:	Advent International Corporation
Prudential Tower, 800 Boylston Street, Suite 3300
Boston, MA 02199-8069

Issuer Name and Ticker or Trading Symbol:	Syneos Health, Inc. [SYNH]
Date of Earliest Transaction Required to be Reported
(Month/Day/Year):	May 14, 2021

Footnotes to Form 4

(1) Pursuant to an underwriting agreement dated May 3, 2021, and in connection with the registered public offering of 7,000,000 shares of common stock, par value $0.001 per share of the Issuer (the "Common Stock"), which offering was consummated on May 6, 2021 (the “Offering”), the underwriters of the Offering partially exercised their option to purchase additional shares of Common Stock from the selling shareholders of the Issuer (the "Overallotment Option"), which closing occurred on May 14, 2021.

(2) Represents shares of Class A Common Stock (“Common Stock”) of Syneos Health, Inc. (the “Issuer”) held by and sold in connection with the closing of the Overallotment Option by the following entities: 7,672 shares sold by Advent International GPE VIII-C Limited Partnership (“GPE VIII-C”) and 441,270 shares sold by Double Eagle Investor Holdings, L.P. (“Double Eagle Investor Holdings”), of which: 92 shares were indirectly sold by Advent Partners GPE VII Limited Partnership, 234 shares were indirectly sold by Advent Partners GPE VII 2014 Limited Partnership, 216 shares were indirectly sold by Advent Partners GPE VII-A Limited Partnership, 642 shares were indirectly sold by Advent Partners GPE VII-A 2014 Limited Partnership, 1,560 shares were indirectly sold by Advent Partners GPE VII (Cayman) Limited Partnership, 528 shares were indirectly sold by Advent Partners GPE VII 2014 Cayman Limited Partnership, 413 shares were indirectly sold by Advent Partners GPE VII-A (Cayman) Limited Partnership, 2,139 shares were indirectly sold by Advent Partners GPE VII-B (Cayman) Limited Partnership, 372 shares were indirectly sold by Advent Partners GPE VII-A 2014 (Cayman) Limited Partnership (collectively, the “Advent Partners GPE VII Funds”); 19,537 shares were indirectly sold by Advent International GPE VII-A Limited Partnership, 43,346 shares were indirectly sold by Advent International GPE VII-E Limited Partnership, 3,388 shares were indirectly sold by Advent International GPE VII-H Limited Partnership (collectively, the “GPE VII GP Funds”); 21,108 shares were indirectly sold by Advent International GPE VII Limited Partnership, 60,178 shares were indirectly sold by Advent International GPE VII-B Limited Partnership, 19,124 shares were indirectly sold by Advent International GPE VII-C Limited Partnership, 12,638 shares were indirectly sold by Advent International GPE VII-D Limited Partnership, 5,580 shares were indirectly sold by Advent International GPE VII-F Limited Partnership, 5,580 shares were indirectly sold by Advent International GPE VII-G Limited Partnership (collectively, the “GPE VII GP S.a.r.l. Funds”); 14,221 shares were indirectly sold by Advent International GPE VIII Limited Partnership, 47,105 shares were indirectly sold by Advent International GPE VIII-B Limited Partnership, 16,715 shares were indirectly sold by Advent International GPE VIII-B-1 Limited Partnership, 12,463 shares were indirectly sold by Advent International GPE VIII-B-2 Limited Partnership, 19,461 shares were indirectly sold by Advent International GPE VIII-B-3 Limited Partnership, 6,561 shares were indirectly sold by Advent International GPE VIII-D Limited Partnership, 1,944 shares were indirectly sold by Advent International GPE VIII-F Limited Partnership, 17,225 shares were indirectly sold by Advent International GPE VIII-H Limited Partnership, 16,018 shares were indirectly sold by Advent International GPE VIII-I Limited Partnership, 15,741 shares were indirectly sold by Advent International GPE VIII-J Limited Partnership (collectively, the “GPE VIII GP S.a.r.l. Funds”); 33,356 shares were indirectly sold by Advent International GPE VIII-A Limited Partnership, 7,307 shares were indirectly sold by Advent International GPE VIII-E Limited Partnership, 12,393 shares were indirectly sold by Advent International GPE VIII-G Limited Partnership, 6,820 shares were indirectly sold by Advent International GPE VIII-K Limited Partnership, 6,712 shares were indirectly sold by Advent International GPE VIII-L Limited Partnership (collectively, the “GPE VIII GP Funds”); 3,277 shares were indirectly sold by Advent Partners GPE VIII Cayman Limited Partnership, 436 shares were indirectly sold by Advent Partners GPE VIII-A Cayman Limited Partnership, 5,607 shares were indirectly sold by Advent Partners GPE VIII-B Cayman Limited Partnership, 550 shares were indirectly sold by Advent Partners GPE VIII Limited Partnership, and 683 shares were indirectly sold by Advent Partners GPE VIII-A Limited Partnership (collectively, the “Advent Partners GPE VIII Funds”).

(3) Following the Overallotment Option, Advent manages funds that collectively own 6,307,489 shares, which are represented as follows: 107,783 shares held directly by GPE VIII-C and 6,199,706 shares held directly by Double Eagle Investor Holdings, of which: 1,286 shares are indirectly owned by Advent Partners GPE VII Limited Partnership, 3,293 shares are indirectly owned by Advent Partners GPE VII 2014 Limited Partnership, 3,041 shares are indirectly owned by Advent Partners GPE VII-A Limited Partnership, 9,026 shares are indirectly owned by Advent Partners GPE VII-A 2014 Limited Partnership, 21,925 shares are indirectly owned by Advent Partners GPE VII (Cayman) Limited Partnership, 7,411 shares are indirectly owned by Advent Partners GPE VII 2014 Cayman Limited Partnership, 5,796 shares are indirectly owned by Advent Partners GPE VII-A (Cayman) Limited Partnership, 30,055 shares are indirectly owned by Advent Partners GPE VII-B (Cayman) Limited Partnership, 5,230 shares are indirectly owned by Advent Partners GPE VII-A 2014 (Cayman) Limited Partnership; 274,489 shares are indirectly owned by Advent International GPE VII-A Limited Partnership, 609,001 shares are indirectly owned by Advent International GPE VII-E Limited Partnership, 47,602 shares are indirectly owned by Advent International GPE VII-H Limited Partnership; 296,560 shares are indirectly owned by Advent International GPE VII Limited Partnership, 845,470 shares are indirectly owned by Advent International GPE VII-B Limited Partnership, 268,680 shares are indirectly owned by Advent International GPE VII-C Limited Partnership, 177,555 shares are indirectly owned by Advent International GPE VII-D Limited Partnership, 78,401 shares are indirectly owned by Advent International GPE VII-F Limited Partnership, 78,401 shares are indirectly owned by Advent International GPE VII-G Limited Partnership; 199,796 shares are indirectly owned by Advent International GPE VIII Limited Partnership, 661,806 shares are indirectly owned by Advent International GPE VIII-B Limited Partnership, 234,841 shares are indirectly owned by Advent International GPE VIII-B-1 Limited Partnership, 175,095 shares are indirectly owned by Advent International GPE VIII-B-2 Limited Partnership, 273,417 shares are indirectly owned by Advent International GPE VIII-B-3 Limited Partnership, 92,178 shares are indirectly owned by Advent International GPE VIII-D Limited Partnership, 27,318 shares are indirectly owned by Advent International GPE VIII-F Limited Partnership, 242,012 shares are indirectly owned by Advent International GPE VIII-H Limited Partnership, 225,045 shares are indirectly owned by Advent International GPE VIII-I Limited Partnership, 221,153 shares are indirectly owned by Advent International GPE VIII-J Limited Partnership; 468,647 shares are indirectly owned by Advent International GPE VIII-A Limited Partnership, 102,661 shares are indirectly owned by Advent International GPE VIII-E Limited Partnership, 174,118 shares are indirectly owned by Advent International GPE VIII-G Limited Partnership, 95,824 shares are indirectly owned by Advent International GPE VIII-K Limited Partnership, 94,303 shares are indirectly owned by Advent International GPE VIII-L Limited Partnership; 46,045 shares are indirectly owned by Advent Partners GPE VIII Cayman Limited Partnership, 6,131 shares are indirectly owned by Advent Partners GPE VIII-A Cayman Limited Partnership, 78,774 shares are indirectly owned by Advent Partners GPE VIII-B Cayman Limited Partnership, 7,727 shares are indirectly owned by Advent Partners GPE VIII Limited Partnership, and 9,593 shares are indirectly owned by Advent Partners GPE VIII-A Limited Partnership.

(4) Advent is the Sole Member of Double Eagle GP, LLC, which in turn is the General Partner of Double Eagle Investor Holdings. Advent is the Manager of Advent International GPE VII, LLC (“GPE VII LLC”) and Advent International GPE VIII, LLC (“GPE VIII LLC”).

GPE VII, LLC is the General Partner of GPE VII GP S.a.r.l. (“GPE VII GP S.a.r.l.”), GPE VII GP Limited Partnership (“GPE VII GP”), and the Advent Partners GPE VII Funds. GPE VII GP is the General Partner of the GPE VII GP Funds. GPE VII GP S.a.r.l. is the General Partner of the GPE VII GP S.a.r.l. Funds.

GPE VIII LLC is the General Partner of GPE VIII GP Limited Partnership (“GPE VIII GP”), GPE VIII GP S.a.r.l. (“GPE VIII GP S.a.r.l.”), and AP GPE VIII GP Limited Partnership (“AP GPE VIII GP”). GPE VIII GP S.a.r.l. is the General Partner of the GPE VIII GP S.a.r.l. Funds and of GPE VIII-C. GPE VIII GP is the General Partner of the GPE VIII GP Funds. AP GPE VIII GP is the General Partner of the Advent Partners GPE VIII Funds.

(5) Each of the entities named above are referred to herein as “Reporting Persons.” Each Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its respective pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or any other purpose.